                                                                    EXHIBIT 99.2

                               FORM OF PROXY CARD

                           T-3 ENERGY SERVICES, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD        , 2001

     The undersigned stockholder of T-3 Energy Services, Inc. ("T-3") hereby appoints Michael L. Stansberry and Michael T. Mino, or either one or both of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of T-3 to be held at 600 Travis, Suite 6000, Houston, Texas, on _________, 2001, at 8:00 a.m. (Houston time), and at any adjournments of said meeting, all of the shares of T-3 common stock registered in the name of the undersigned or which the undersigned may be entitled to vote, as follows:

1. Adopt the Agreement and Plan of Merger, dated as of May 7, 2001 by and among the Industrial Holdings, Inc., T-3 and First Reserve Fund VIII, L.P.;

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

2. In their discretion, on such other matters as may properly come before the meeting;

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

and hereby revokes any proxy or proxies heretofore given by the undersigned.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS ABOVE AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SUCH PROPOSALS.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the proxy statement furnished herewith.

                                    Dated: ____________________________ , 2001


                                    __________________________________________
                                    Stockholder's Signature


                                    __________________________________________
                                    Stockholder's Signature

                                    Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE.